Exhibit List


Exhibit No.     Exhibit
24           Power of Attorney for C. C. Holbrook
                       POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  Glenn  H. Robinson, of 180 East 100 South, Salt  Lake

City,   Utah  84111,  as  an  executive  officer  of   Questar

Corporation  (the  "Company"), do hereby  appoint  Abigail  L.

Jones, and S. E. Parks, or each of them acting alone, my  true and  lawful attorney-in-fact to sign any Form 3, Form 4,  Form

5,  or  Form 144 Reports that I am required to file  with  the

Securities  and  Exchange  Commission  reporting  transactions involving  shares of the Company's common stock and derivative securities whose value is dependent on such shares,  including option grants and phantom stock units allocated to my accounts under the terms of deferred compensation plans adopted by  the

Company and its subsidiaries.

      I  acknowledge  that Ms. Jones and  Mr.  Parks  are  not

assuming any responsibility that I have to comply with federal securities laws, including compliance with Section 16  of  the

Securities and Exchange Act of 1934.

      By signing this Power of Attorney, I am revoking a prior

document  dated  September 12, 2002.  This Power  of  Attorney shall  remain  in  full force and effect with  respect  to  my holdings  of  any  transactions of securities  issued  by  the

Company  as  long  as  I am required to  make  reports  of  my transactions,  unless I revoke it with a signed writing  prior to such date.



April   26,  2005                                /s/Glenn   H.
Robinson